As filed with the Securities and Exchange Commission on June 14, 2007

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

First Capital Bancorp, Inc.

(Name of Small Business Issuer in its Charter)

United States	6022	11-3782033
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, Virginia 23060 (804) 273-1160	4222 Cox Road, Suite 200 Glen Allen, Virginia 23060 (804) 273-1160
(Address and Telephone Number of Principal Executive Offices)	(Address of Principal Place of Business or Intended Principal Place of Business)

Robert G. Watts, Jr.

President and Chief Executive Officer

First Capital Bancorp, Inc.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

(Name, Address and Telephone Number of Agent for Service)

Copies to

Dwight Hopewell, Esquire Kevin D. Pomfret, Esquire Cantor Arkema, P. C. 1111 East Main Street, 16th Floor P.O. Box 561 Richmond, Virginia 23218	George Whitley, Esquire LeClair Ryan 951 East Byrd Street 8th Floor Richmond, Virginia 23219

Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☒ 333-141312

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $4.00 par value	195,500 shares	$15.75	$3,079,125	$95.00

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form SB-2, File No. 333-141312, filed by First Capital Bancorp, Inc. and as amended on April 26, 2007 and May 15, 2007, including the exhibits thereto, and declared effective by the Commission on June 13, 2007, are hereby incorporated by reference into this registration statement. This registration statement is being filed with respect to the registration of an additional 195,500 shares of the Registrant’s common stock, par value $4.00 per share, pursuant to Rule 462(b) under the Securities Act.

II – 1

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has authorized this registration statement to be signed on its behalf by the undersigned, in the County of Henrico, Virginia on June 14, 2007.

First Capital Bancorp, Inc.

By:	/s/ Robert G. Watts, Jr.
President and Chief Executive Officer
(duly authorized representative)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Robert G. Watts, Jr.
Robert G. Watts, Jr.	President, Chief Executive Officer and Director (principal executive officer)	June 14, 2007

/s/ William W. Ranson
William W. Ranson	Chief Financial Officer, Treasurer and Secretary (principal accounting and financial officer)	June 14, 2007

Grant S. Grayson*
Grant S. Grayson	Director	June 14, 2007

Richard W. Wright*
Richard W. Wright	Director	June 14, 2007

Kamlesh N. Dave, M.D.	Director	June , 2007

Debra L. Richardson*
Debra L. Richardson	Director	June 14, 2007

Gerald Yospin*
Gerald Yospin	Director	June 14, 2007

Jay M. Weinberg	Director	June , 2007

Gerald Blake*
Gerald Blake	Director	June 14, 2007

Yancey S. Jones	Director	June , 2007

Joseph C. Stiles, Jr.*
Joseph C. Stiles, Jr.	Director	June 14, 2007

P.C. Amin	Director	June , 2007

* By:	/s/ William W. Ranson
William W. Ranson,
Attorney-in-Fact

William W. Ranson, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on From SB-2, File No. 333-141312, as amended, as referenced herein.

EXHIBIT INDEX

EXHIBIT No.	Description
5.1	Opinion of Cantor Arkema, P.C.

23.1	Consent of Cantor Arkema, P.C. (included in Exhibit 5.1).

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.